UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2011

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 9, 2011, Salix Pharmaceuticals, Ltd. issued a press release outlining data presentations describing the investigation of several of the Company’s products, including rifaximin and MOVIPREP®, during Digestive Disease Week DDW® 2011, held in Chicago, IL, Saturday, May 7 through Tuesday, May 10, 2011. A copy of this press release is attached as Exhibit 99.1.

On May 9, 2011, Salix issued a press release announcing that Napo Pharmaceuticals, Inc. has filed a lawsuit against Salix. According to Company lawyers, Napo’s claims are without merit and the lawsuit is baseless. Salix intends to vigorously defend against the lawsuit and plans to continue with the development and commercialization of crofelemer in accordance with its past guidance and the terms of its Collaboration Agreement with Napo. A copy of this press release is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 9, 2011 announcing data presentations at DDW® 2011.

99.2	Press release dated May 9, 2011 announcing receipt of a lawsuit from Napo Pharmaceuticals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: May 13, 2011
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer